Exhibit 99.1

Occidental Announces Cash Tender Offers
Any and All of Certain of its Senior Notes
for Up To $2.0 Billion Aggregate Purchase Price

HOUSTON — December 2, 2021 — Occidental (NYSE: OXY) today announced that it has commenced cash tender offers (each, an “Offer” and collectively, the “Offers”) to purchase up to a maximum combined aggregate purchase price of $2.0 billion, including principal and premium but excluding accrued and unpaid interest (the “Maximum Purchase Price”) of its outstanding notes listed in the table below (the “Notes,” and each, a “Series” of Notes). Subject to the Maximum Purchase Price, the amount of a Series of Notes that is purchased in the Offers will be based on the Acceptance Priority Levels set forth in the table below. The Offers are being made on the terms and subject to the conditions set forth in the Offer to Purchase dated December 2, 2021 (the “Offer to Purchase”). Capitalized terms used in this release but not otherwise defined have the meaning given in the Offer to Purchase.

Consummation of the Offers and payment for the Notes accepted for purchase are subject to the satisfaction or waiver of certain conditions described in the Offer to Purchase, including the Maximum Consideration Condition (as defined below), as well as other customary conditions. Subject to applicable law, Occidental has reserved the absolute right, in its sole discretion, at any time, to (i) waive any and all conditions to the Offers, including the Maximum Consideration Condition, with or without extending the Withdrawal Time (as defined below), (ii) extend, terminate, or withdraw any Offer or the Offers, (iii) increase or waive the Maximum Purchase Price, with or without extending the Withdrawal Time (as defined below), or (iv) otherwise amend the Offers in any respect.

The Offers will expire at 5:00 p.m., New York City time, on December 8, 2021, unless extended or earlier terminated as described in the Offer to Purchase (such time and date, as they may be extended, the “Expiration Time”). Holders of the Notes (“Holders”) may withdraw their validly tendered Notes at any time at or prior to 5:00 p.m., New York City time, on December 8, 2021, unless extended (such time and date, as they may be extended, the “Withdrawal Time”). Holders are urged to read the Offer to Purchase carefully before making any decision with respect to the Offers.

Certain information regarding the Notes and the Offers is set forth in the table below.

Title of Security	CUSIP / ISIN	Acceptance Priority Level(1)	Principal Amount Outstanding	Purchase Price(2)
3.450% Senior Notes due 2024	674599DA0 / US674599DA04	1	$151,808,000	$1,032.50
2.900% Senior Notes due 2024	674599CW3 / US674599CW33	2	$1,380,288,000	$1,023.75
3.500% Senior Notes due 2025	674599CG8 / US674599CG82	3	$521,392,000	$1,026.25
3.400% Senior Notes due 2026	674599CH6 / US674599CH65	4	$926,419,000	$1,012.50
3.200% Senior Notes due 2026	674599CR4 / US674599CR48	5	$890,235,000	$1,000.00
3.000% Senior Notes due 2027	674599CM5 / US674599CM50	6	$750,000,000	$987.50
3.500% Senior Notes due 2029	674599CS2 / US674599CS21	7	$1,500,000,000	$995.00
4.100% Senior Notes due 2047	674599CL7 / US674599CL77	8	$750,000,000	$975.00
4.200% Senior Notes due 2048	674599CN3 / US674599CN34	9	$1,000,000,000	$982.50
4.300% Senior Notes due 2039	674599CX1 / US674599CX16	10	$750,000,000	$1,000.00
4.400% Senior Notes due 2046	674599CJ2 / US674599CJ22	11	$1,151,200,000	$1,002.50
4.400% Senior Notes due 2049	674599CY9 / US674599CY98	12	$709,588,000	$1,002.50
4.500% Senior Notes due 2044	674599DK8 / US674599DK85	13	$623,462,000	$1,010.00
4.625% Senior Notes due 2045	674599CF0 / US674599CF00	14	$750,000,000	$1,020.00

(1)
Subject to the satisfaction or waiver of the conditions of the Offers described in the Offer to Purchase, if the Maximum Consideration Condition is not satisfied with respect to every Series of Notes, Occidental will accept Notes for purchase in the order of their respective Acceptance Priority Level specified in the table above (each, an “Acceptance Priority Level,” with 1 being the highest Acceptance Priority Level and 14 being the lowest Acceptance Priority Level). It is possible that a Series of Notes with a particular Acceptance Priority Level will not be accepted for purchase even if one or more Series with a higher or lower Acceptance Priority Level are accepted for purchase. If any Series of Notes is accepted for purchase pursuant to the Offers, all Notes of that Series that are validly tendered will be accepted for purchase. No Series of Notes will be subject to proration.

(2)
Per $1,000 principal amount of Notes validly tendered and accepted for purchase in the Offers (exclusive of any accrued and unpaid interest, which will be paid in addition to the Purchase Price, from, and including, the last interest payment date for the relevant Series of Notes up to, but excluding, the Settlement Date (as defined below) (“Accrued Interest”)).

Subject to the Maximum Purchase Price, the application of the Acceptance Priority Levels and the other terms and conditions described in the Offer to Purchase, Occidental intends to accept for purchase all Notes validly tendered and not validly withdrawn at or prior to the Expiration Time. The applicable Purchase Price for each $1,000 principal amount of Notes validly tendered and accepted for purchase will be determined as set forth in the table above. Holders who validly tender and do not validly withdraw their Notes at or prior to the Expiration Time will be eligible to receive the applicable Purchase Price.

The Company’s obligation to complete an Offer with respect to a particular Series of Notes validly tendered is conditioned on the aggregate Purchase Price for the Offers, excluding the Accrued Interest with respect to each Series (the “Aggregate Purchase Price”), not exceeding the Maximum Purchase Price, and on the Maximum Purchase Price being sufficient to pay the Aggregate Purchase Price for all validly tendered Notes of such Series (after paying the Aggregate Purchase Price for all validly tendered Notes that have a higher Acceptance Priority Level) (the “Maximum Consideration Condition”).

If the Maximum Consideration Condition is not satisfied with respect to each Series of Notes, for (i) a Series of Notes (the “First Non-Covered Notes”) for which the Maximum Purchase Price is less than the sum of (x) the Aggregate Purchase Price for all validly tendered First Non-Covered Notes and (y) the Aggregate Purchase Price for all validly tendered Notes of all Series, having a higher Acceptance Priority Level than the First Non-Covered Notes (with 1 being the highest Acceptance Priority Level and 14 being the lowest Acceptance Priority Level), and (ii) all Series of Notes with an Acceptance Priority Level lower than the First Non-Covered Notes (together with the First Non-Covered Notes, the “Non-Covered Notes”), then the Company may, at any time on or prior to the Expiration Time:

(a)
terminate an Offer with respect to one or more Series of Non-Covered Notes for which the Maximum Consideration Condition has not been satisfied, and promptly return all validly tendered Notes of such Series, and any other Series of Non-Covered Notes, to the respective tendering Holders; or

(b)
waive the Maximum Consideration Condition with respect to one or more Series of Non-Covered Notes and accept all Notes of such Series, and of any Series of Notes having a higher Acceptance Priority Level, validly tendered; or

(c)	if there is any Series of Non-Covered Notes with a lower Acceptance Priority Level than the First Non-Covered Notes for which:

(i)	the Aggregate Purchase Price necessary to purchase all validly tendered Notes of such Series, plus

(ii)
the Aggregate Purchase Price necessary to purchase all validly tendered Notes of all Series having a higher Acceptance Priority Level than such Series of Notes, other than any Series of Non-Covered Notes that has or have not also been accepted as contemplated by this clause (c), is equal to, or less than, the Maximum Purchase Price, accept all validly tendered Notes of all such Series having a lower Acceptance Priority Level, until there is no Series of Notes with a higher or lower Acceptance Priority Level to be considered for purchase for which the conditions set forth above are met.

It is possible that a Series of Notes with a particular Acceptance Priority Level will fail to meet the conditions set forth above and therefore will not be accepted for purchase even if one or more Series with a higher or lower Acceptance Priority Level are accepted for purchase.

Settlement for Notes validly tendered at or prior to the Expiration Time is expected to occur on December 9, 2021, the first business day following the Expiration Time, unless extended by Occidental in its sole discretion (the “Settlement Date”). Settlement for Notes delivered pursuant to the guaranteed delivery procedures described in the Offer to Purchase and accepted for purchase pursuant to the Offers is expected to occur on December 13, 2021, the third business day following the Expiration Time (the “Guaranteed Delivery Settlement Date”).

In addition to the Purchase Price, all Notes accepted for purchase pursuant to the Offers, will, on the Settlement Date or the Guaranteed Delivery Settlement Date, as applicable, also receive Accrued Interest in respect of such Notes. For the avoidance of doubt, Accrued Interest will cease to accrue on the Settlement Date for all Notes accepted in the Offers, and Holders whose Notes are tendered pursuant to the guaranteed delivery procedures described in the Offer to Purchase and are accepted for purchase will not receive payment in respect of any interest for the period from and including the Settlement Date to the Guaranteed Delivery Settlement Date.

The Offers are not conditioned on the tender of any minimum principal amount of Notes or the consummation of any other Offer. However, the Offers are subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase.

Wells Fargo Securities, LLC, BofA Securities, Inc., Citigroup Global Markets Inc., SMBC Nikko Securities America, Inc. and SG Americas Securities, LLC are the lead Dealer Managers in the Offers. Global Bondholder Services Corporation has been retained to serve as the Tender Agent and Information Agent for the Offers.  Copies of the Offer to Purchase are available at https://www.gbsc-usa.com/oxy/.  Persons with questions regarding the Offers should contact Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor Charlotte, North Carolina 28202, Attn: Liability Management Group, Toll-Free: (866) 309-6316 Collect: (704) 410-4756, liabilitymanagement@wellsfargo.com; BofA Securities, Inc. 620 South Tryon Street, 20th Floor, Charlotte, North Carolina 28255 Attention: Debt Advisory, Tel: (980) 388-3646, debt_advisory@bofa.com, Toll-Free: (888) 292-0070; Citigroup Global Markets Inc. 388 Greenwich Street, Trading 4th Floor New York, New York 10013 Attention: Liability Management Group Collect: (212) 723-6106 Toll-Free: (800) 558-3745, Email: ny.liabilitymanagement@citi.com; SMBC Nikko Securities America, Inc., 277 Park Ave 5th Floor, New York, NY 10172 (888) 868-6856; SG Americas Securities, LLC, 245 Park Avenue, 11th Floor, New York, New York 10167, Email: us-glfi-syn-cap@sgcib.com, Attention: High Grade Syndicate Desk Fax: (212)-278-7532.

None of Occidental, the Dealer Managers, the Tender Agent and Information Agent, the trustee under the indentures governing the Notes or any of their respective affiliates is making any recommendation as to whether Holders should tender any Notes in response to the Offers. Holders must make their own decision as to whether to participate in the Offers and, if so, the principal amount of Notes as to which action is to be taken.

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. Neither this press release nor the Offer to Purchase is an offer to sell or a solicitation of an offer to buy any securities. The Offers are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law. In any jurisdiction in which the Offers are required to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of Occidental by the Dealer Managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Occidental

Occidental is an international energy company with assets in the United States, Middle East, Africa and Latin America. We are one of the largest oil producers in the U.S., including a leading producer in the Permian and DJ basins, and offshore Gulf of Mexico. Our midstream and marketing segment provides flow assurance and maximizes the value of our oil and gas. Our chemical subsidiary OxyChem manufactures the building blocks for life-enhancing products. Our Oxy Low Carbon Ventures subsidiary is advancing leading-edge technologies and business solutions that economically grow our business while reducing emissions. We are committed to using our global leadership in carbon dioxide management to advance a lower-carbon world. Visit oxy.com for more information.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties that could materially affect expected results of operations, liquidity, cash flows and business prospects. Actual results may differ from anticipated results, sometimes materially, and reported results should not be considered an indication of future performance. Factors that could cause the results to differ include, but are not limited to: the scope and duration of the COVID-19 pandemic and ongoing actions taken by governmental authorities and other third parties in response to the pandemic; our indebtedness and other payment obligations, including the need to generate sufficient cash flows to fund operations; our ability to successfully monetize select assets and repay or refinance our debt and the impact of changes in our credit ratings; assumptions about energy markets; global and local commodity and commodity-futures pricing fluctuations; supply and demand considerations for, and the prices of, our products and services; actions by the Organization of the Petroleum Exporting Countries (“OPEC”) and non-OPEC oil producing countries; results from operations and competitive conditions; future impairments of our proved and unproved oil and gas properties or equity investments, or write-downs of productive assets, causing charges to earnings; unexpected changes in costs; availability of capital resources, levels of capital expenditures and contractual obligations; the regulatory approval environment, including our ability to timely obtain or maintain permits or other governmental approvals, including those necessary for drilling and/or development projects; our ability to successfully complete, or any material delay of, field developments, expansion projects, capital expenditures, efficiency projects, acquisitions or dispositions; risks associated with acquisitions, mergers and joint ventures, such as difficulties integrating businesses, uncertainty associated with financial projections, projected synergies, restructuring, increased costs and adverse tax consequences; uncertainties and liabilities associated with acquired and divested properties and businesses; uncertainties about the estimated quantities of oil, natural gas and natural gas liquids reserves; lower-than-expected production from development projects or acquisitions; our ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes and improve our competitiveness; exploration, drilling and other operational risks; disruptions to, capacity constraints in, or other limitations on the pipeline systems that deliver our oil and natural gas and other processing and transportation considerations; general economic conditions, including slowdowns, domestically or internationally and volatility in the securities, capital or credit markets; inflation; uncertainty from the expected discontinuance of LIBOR and transition to any other interest rate benchmark; governmental actions and political conditions and events; legislative or regulatory changes, including changes relating to hydraulic fracturing or other oil and natural gas operations, retroactive royalty or production tax regimes, deepwater and onshore drilling and permitting regulations and environmental regulation (including regulations related to climate change); environmental risks and liability under federal, regional, state, provincial, tribal, local and international environmental laws and regulations (including remedial actions); our ability to recognize intended benefits from our business strategies and initiatives, such as Oxy Low Carbon Ventures or announced greenhouse gas reduction targets; potential liability resulting from pending or future litigation; disruption or interruption of production or manufacturing or facility damage due to accidents, chemical releases, labor unrest, weather, power outages, natural disasters, cyber-attacks or insurgent activity; the creditworthiness and performance of our counterparties, including financial institutions, operating partners and other parties; failure of risk management; our ability to retain and hire key personnel; supply, transportation and labor constraints; reorganization or restructuring of our operations; changes in state, federal or international tax rates; and actions by third parties that are beyond our control.

Words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” “commit,” “advance,” “likely” or similar expressions that convey the prospective nature of events or outcomes are generally indicative of forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of this press release. Unless legally required, we undertake no obligation to update, modify or withdraw any forward-looking statements, as a result of new information, future events or otherwise. Factors that could cause actual results to differ and that may affect Occidental’s results of operations and financial position appear in Part I, Item 1A “Risk Factors” of Occidental’s Annual Report on Form 10-K for the year ended December 31, 2020, and in Occidental’s other filings with the U.S. Securities and Exchange Commission.

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Contacts Media Eric Moses 713-497-2017 eric_ moses@oxy.com	Investors Jeff Alvarez 713-215-7864 jeff_alvarez@oxy.com